As filed with the Securities and Exchange Commission on March 18, 1999
                              File No. ___________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                 ---------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                           I-TECH HOLDINGS GROUP, INC.
                 (Name of Small Business Issuer in its charter)

          Colorado                                             84-1379282
(State or other jurisdiction of                        (IRS Employer Ident. No.)
incorporation or organization)

               1000-789 W. Pender Street, Vancouver, B.C. V6C 1H2
              (Address of Principal Executive Offices and Zip code)

                    Issuer's telephone number: (604)331-0995

                              Consulting Agreement
                            (Full title of the plan)

                                ----------------

                                   Marcus New
                         c/o I-Tech Holdings Group, Inc.
                                1629 York Street
                             Denver, Colorado 80206
                     (Name and address of agent of service)

                         CALCULATION OF REGISTRATION FEE

                                         Proposed          Proposed
                                          Maximum           Maximum
Title of                                 Offering          Aggregate         Amount of
Securities            Amount to be       Price Per         Offering        Registration
to be Registered       Registered          Share             Price            Fee(1)
----------------------------------------------------------------------------------------
Common Stock            75,000            $6.21(1)        $465,750(1)        $129.48
(no par value)
--------------
Total                   75,000            $6.21           $465,750           $129.48

(1) The closing price for the Registrant's Common Stock in the over-the-counter market on March 17, 1999 was $6.21 per share. Pursuant to Rule 457(h)(1) and (c), the registration fee was calculated on the basis of this figure.

                           I-TECH HOLDINGS GROUP, INC.

                              CROSS REFERENCE SHEET
                              ---------------------

Form S-8 Number and Caption                   Caption in Prospectus

Forepart of Registration                      Facing page of Registration
Statement and Outside                         Statement and Cover Page
Cover Page                                    of Prospectus

Inside Front and Outside                      Inside Cover Page of
Back Cover Pages of                           Prospectus and Outside
Prospectus                                    Cover Page of Prospectus

Summary Information, Risk                     Not Applicable
Factors and Ratio of
Earnings to Fixed Charges

Use of Proceeds                               Not Applicable

Determination of Offering                     Not Applicable
Price

Dilution                                      Not Applicable

Selling Security Holders                      Sales by Selling Security Holder

Plan of Distribution                          Cover Page of Prospectus
                                              by Selling Security Holder

Description of Securities                     Description of Securities;
to be registered                              Professional Consulting Agreements

Interests of Named Experts                    Not Applicable
and Counsel

Material Changes                              Not Applicable

Incorporate of Certain                        Incorporation of Certain
Information by Reference                      Documents by Reference

Disclosure of Commission                      Indemnification
Position on Indemnification
of Securities Act Liabilities

                                   PROSPECTUS

                           I-TECH HOLDINGS GROUP, INC.

                          75,000 Shares of Common Stock
                                 (No par value)

                     To be Issued Pursuant to the Company's
                              Consulting Agreement

     This Prospectus is part of a Registration Statement which registers 75,000 shares of Common Stock, no par value ("Common Stock") of I-Tech Holdings Group, Inc. (the "Company") which will be issued, pursuant to a Consulting Agreement (the "Agreement"). The Company has been advised by the Consultant that the Consultant may sell all or a portion of its shares of Common Stock from time to time in the over-the-counter market in negotiated transactions, directly or through brokers or otherwise, and that such shares will be sold at market prices prevailing at the time of such sales or at negotiated prices.

     No person has been authorized by the Company to give any information or to make any representation other than as contained in the Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any distribution of the shares of Common Stock shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

                                -----------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                -----------------

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH STATE.

THE DATE OF THIS PROSPECTUS IS ________ __, 1999.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, NW., Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, NW., Washington, D.C. 20549. The Company's Common Stock is traded the NASDAQ Electronic Bulletin Board under the symbol "IHGP". The Company has filed with the Commission a Registration Statement on Form S-8 (the Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to 75,000 shares of the Company's Common Stock, to be issued to a Consultant to the Company pursuant to a Consulting Agreement. This Prospectus, which is Part I of the Registration Statement, omits certain information contained in the Registration Statement. For further information with respect to the Company and the shares of Common Stock offered by this prospectus, reference is made to the Registration Statement, including the exhibits thereto. Statements in this Prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the Registration Statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made, for a full statement of the provisions thereof. A copy of the Registration Statement, with exhibits, may be obtained from the Commission's office in Washington, D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

     The Company incorporates by reference herein the following documents filed with the Commission pursuant to the Exchange Act (the "34 Act"):

     1. The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 1998.

     2. The Company's Annual Report on Form 10-KSB for the year ended December 31, 1998.

     3. Amendment No. 1 to the Company's Registration Statement on Form 10-SB, as amended, filed on June 29, 1998.

     4. In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference into this Prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus or in a supplement hereto modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     5. All reports and documents filed by the Company pursuant to Section 13, 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus. The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of the Prospectus has been delivered, or the written request of any such person, a copy of any and all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Written requests for such copies  should be directed to  Corporate  Secretary,  I-Tech  Holdings
          Group, Inc., 1629 York Street, Denver Co. 80206, Telephone (303) 436-1847.

FEDERAL INCOME TAX EFFECTS

     A person who receives shares of the Company in exchange for services rendered will recognize taxable income on the date of the receipt of the shares based on the fair market value of the Common Stock.

RESTRICTIONS UNDER SECURITIES LAW

     The sale of any shares of Common Stock must be made in compliance with federal and state securities laws. Officers, directors and 10% or greater shareholders of the Company, as well as certain other persons or parties whom may be deemed "affiliates" of the Company under the Federal Securities Laws, should be aware that shares acquired by affiliates are subject to certain resale limitation imposed by Rule 144. Officers, directors and 10% or greater shareholders are also subject to the "short swing" profit rule under Section 16(b) of the Securities Exchange Act of 1934. Section 16(b) of the Exchange Act generally provides that if any officer, director or 10% and greater shareholder sold any Common Stock of the Company acquired pursuant to the exercise of a stock option, he would generally be required to pay any "profits" resulting from the sale of the stock and receipt of the stock option. Section 16(b) exempts all warrant exercises from being treated as purchases and, instead, treats a warrant grant as a purchase of an underlying security, which grant/purchase may be matched with the sale of the underlying security within six months of the date of grant.

DESCRIPTION OF SECURITIES

     The Company is currently authorized to issue up to 50,000,000 shares of common stock no par value, and 5,000,000 shares of preferred stock, no par value. As of February 15, 1998, there were 3,120,000 shares of common stock issued and outstanding. As of the same date, there were 450,000 shares of preferred stock outstanding. Subject to the dividend rights of holders of Preferred Stock, if any, holders of shares of Common Stock are entitled to share, on a ratable basis, such dividends as may be declared by the Board of Directors out of funds legally available therefor. Upon liquidation, dissolution or winding up of the Company, after payment to creditors and holders of Preferred Stock that may be outstanding, the assets of the Company will be divided pro rata on a per share basis among the holders of the Common Stock.

     Each share of Common Stock entitles the holders thereof to one vote. Holders of Common Stock do not have cumulative voting rights. The By-laws of the Company require that only a majority of the issued and outstanding shares of Common Stock of the Company need be represented to constitute a quorum and to transact business at a shareholder's meeting. The Common Stock has no preemptive, subscription or conversion rights and is not redeemable by the Company.

PREFERRED STOCK

     The shares of preferred stock may be issued from time to time in series and that the Board of Directors of the Corporation is authorized to establish and designate series and to fix the number of shares and the relative voting, dividend, conversion, liquidation, redemption, and other rights, preferences, and limitations as between series, subject to such limitations as may be prescribed by law; that the proper officers of the corporation are by this means authorized to make, subscribe, acknowledge, execute, and file, or cause to be filed, such certificate or certificates as may be required under the laws of the state of Colorado and other jurisdictions to give effect to the proposal, as presented in the proxy statement, or as may be required in connection with the issuance of shares of preferred stock in series from time to and things as in its discretion may be necessary or advisable in connection with such proposal.

     The issued and outstanding Preferred Stock (a) is non-voting; and (b) as a group, the holders have the right to receive pro rata, upon dissolution or winding up of the Company, 10% of the assets of the Company prior to division and distribution of assets to the holders of the Company's Common Stock.

TRANSFER AGENT

     The Transfer Agent for the shares of Common Stock is Corporate Stock Transfer, Inc., 370 17th Street, Denver, CO 80202.

LEGAL MATTERS

     Certain legal matters in connection with the securities being offered hereby will be passed upon for the Company by Sierchio & Albert, P.C.

EXPERTS

     The financial statements of the Company appearing in Company's Form 10-KSB for the period ended December 31, 1998, have been audited by Kish, Leake & Associates, P.C., independent certified public accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Kish, Leake & Associates, P.C. pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

INDEMNIFICATION

     Article XIII of the Company's Articles of Incorporation contains provisions providing for the indemnification of directors and officers of the Company as follows:

     The Board of Directors of the Corporation shall have the power to:

     A. Indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonable incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe the action was unlawful.

     B. Indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or other or agent of the Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation; but no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

     C. Indemnify a Director, officer, employee or agent of the Corporation to the extent that such person has been successful on the merits in defense of any action, suit or proceeding referred to in Subparagraph A or B of this Article or in defense of any claim, issue, or matter therein, against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

     D. Authorize indemnification under Subparagraph A or B of this Article (unless ordered by a court) in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said Subparagraph A or B. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or, if such a quorum is not obtainable or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written option, or by the shareholders.

     E. Authorize payment of expenses (including attorney's fees) incurred in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding as authorized in Subparagraph D of this Article upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

     F. Purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or who is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provision of this Article.

     The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under these Articles of Incorporation, and the Bylaws, agreement, vote of the shareholders or disinterested directors or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of heirs, executors and administrators of such a person.

     The Company has no agreements with any of its directors or executive officers providing for indemnification of any such persons with respect to liability arising out of their capacity or status as officers and directors.

     At present, there is no pending litigation or proceeding involving a director or executive officer of the Company as to which indemnification is being sought.

                           I-TECH HOLDINGS GROUP, INC.

                                     PART II

               INFORMATION REQUIRED FOR THE REGISTRATION STATEMENT


ITEM 3 - INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The documents listed in (1) through (3) below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof form the date of filing such documents.

     (1) The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or, in the case of the Company, either (1) the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), that contains audited financial statements for the Company's latest fiscal year for which statement have been filed or (2) the Company's effective registration statement on Form 10-SB or 30F filed under the Exchange Act containing audited financial statements for the Company's latest fiscal year.

     (2) All reports and documents filed by the Company pursuant to Section 13(a), 14, or 15(d) of the Exchange Act. Written requests for such copies should be directed to Corporate Secretary, I-Tech Holdings Group, Inc., 1629 York Street, Denver Co. 80206, Telephone (303) 436-1847.

     (3) The description of the Common Stock of the Company which is contained in a Registration Statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

ITEM 4 - DESCRIPTION OF SECURITIES

     The class of securities to be offered hereby is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. A description of the Company's securities is set forth in the Registration Statement filed pursuant to Form 10-SB: the Company registered common stock which is entitled to share, on a ratable basis, such dividends as may be declared by the Board of Directors out of funds legally available therefor. Each share of common stock entitles the holders thereof to one vote. Holders of common stock do not have cumulative voting rights or does the common stock have preemptive, subscription or conversion rights and is not redeemable by the Registrant.

     The issued and outstanding Preferred Stock (a) is non-voting; and (b) as a group, the holders have the right to receive pro rata, upon dissolution or winding up of the Company, 10% of the assets of the Company prior to division and distribution of assets to the holders of the Company's Common Stock.


ITEM 5 - INTERESTS OF NAMED EXPERTS OR COUNSEL

     NOT APPLICABLE

ITEM 6 - INDEMNIFICATION

     Article XIII of the Company's Articles of Incorporation contains provisions providing for the indemnification of directors and officers of the Company as follows:

     The Board of Directors of the Corporation shall have the power to:

     A. Indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonable incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe the action was unlawful.

     B. Indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or other or agent of the Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation; but no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

     C. Indemnify a Director, officer, employee or agent of the Corporation to the extent that such person has been successful on the merits in defense of any action, suit or proceeding referred to in Subparagraph A or B of this Article or in defense of any claim, issue, or matter therein, against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

     D. Authorize indemnification under Subparagraph A or B of this Article (unless ordered by a court) in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said Subparagraph A or B. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or, if such a quorum is not obtainable or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written option, or by the shareholders.

     E. Authorize payment of expenses (including attorney's fees) incurred in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding as authorized in Subparagraph D of this Article upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

     F. Purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or who is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provision of this Article.

     The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under these Articles of Incorporation, and the Bylaws, agreement, vote of the shareholders or disinterested directors or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of heirs, executors and administrators of such a person.

     The Company has no agreements with any of its directors or executive officers providing for indemnification of any such persons with respect to liability arising out of their capacity or status as officers and directors.

     At present, there is no pending litigation or proceeding involving a director or executive officer of the Company as to which indemnification is being sought.

ITEM 7 - EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

ITEM 8 - EXHIBITS

(A)  EXHIBITS

     EXHIBIT DESCRIPTION

     4.1  Articles of  Incorporation  (Colorado)-Incorporated  by  reference  to
          Exhibit 2.1 of the Company's Form 10-SB filed January 29, 1998.

     4.2 By-Laws - Incorporated by reference to Exhibit 2.2 of the Company's Form 10-SB, filed January 29, 1998.

     5.0  Legal opinion of Sierchio & Albert, P.C.

    10.01 Consulting Agreement with Olympic Capital Group, Inc.

    24.1  Consent of Sierchio & Albert,  P.C.,  included in the opinion filed as
          Exhibit 5 hereto.

    24.2  Consent of Independent Certified Public Accountants.


(B)  REPORTS ON FORM 8-K

     None

ITEM 9 - UNDERTAKINGS

     (1)  The undersigned Registrant hereby undertakes:

          (a) To file, during any period in which offerings or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (b) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and,

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) Insofar as indemnification for liabilities under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registration of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver and the State of Colorado, on the 15th day of March, 1999.

     I-TECH HOLDINGS GROUP, INC.


By:  s/Marcus New
   -----------------------------------
     Marcus New, President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



 s/Marcus New                                              Dated: March 15, 1999
---------------------------------------
Marcus New, Director and President



 s/John Dawe                                               Dated: March 15, 1999
---------------------------------------
John Dawe, Treasurer



 s/Clark Burch                                             Dated: March 15, 1999
---------------------------------------
Clark Burch, Director



 s/Craig Faulkner                                          Dated: March 15, 1999
---------------------------------------
Craig Faulkner, Director



 s/Gerald Trumbule                                         Dated: March 15, 1999
---------------------------------------
Gerald Trumbule, Ph.D., Director

                                INDEX TO EXHIBITS


EXHIBIT  DESCRIPTION


4.1     Articles  of  Incorporation   (Colorado)-Incorporated  by  reference  to
        Exhibit 2.1 of the Company's Form 10-SB filed January 29, 1998.

4.2 By-Laws - Incorporated by reference to Exhibit 2.2 of the Company's Form 10-SB, filed January 29, 1998.

5.      Legal opinion of Sierchio & Albert, P.C.

10.01   Consulting Agreement with Olympic Capital Group, Inc.

24.1    Consent of Sierchio & Albert,  P.C.,  included  in the opinion  filed as
        Exhibit 5 hereto.

24.2    Consent of Independent Certified Public Accountants.






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